EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Raser Technologies, Inc. on Form S-8 of our report, dated February 7, 2005, appearing in the Annual Report on Form 10-KSB of Raser Technologies, Inc. for the year ended December 31, 2004.

/s/ Tanner LC

Salt Lake City, Utah

February 28, 2005